ICO, Inc. Announces Financial Results for
Second Quarter Ended March 31, 2009

HOUSTON, TEXAS, May 7, 2009 – ICO, Inc. (NASDAQ: ICOC), global producer of custom polymer powders and plastic film concentrates, today announced its results for the quarter ended March 31, 2009.

Second Quarter Highlights

•	Cash flow from operating activities of continuing operations in the second quarter of $13.8 million, up from $1.8 million in the prior year second quarter
•	Fourth consecutive quarter of generating positive cash flow from operating activities less cash used for investing activities
•	Net debt (total debt outstanding less cash) decreased $26.2 million or 59% from September 30, 2008 and $13.8 million or 43%, from December 31, 2008, to $18.1 million
•	Revenues of $70.1 million, a decrease of $42.0 million or 37% from the prior year
•	Volumes declined 23% compared to the prior year due to global economic downturn
•
Operating income, as adjusted of $1.1 million excluding goodwill impairment of $3.5 million and an operating loss of $2.3 million including the goodwill impairment, compared with operating income of $8.6 million in the prior year second quarter

•	Net income of $432,000, as adjusted to exclude goodwill impairment, or $.02 per share

Second Quarter 2009 vs. Second Quarter 2008

Revenues for the three months ended March 31, 2009 were $70.1 million, a decrease of $42.0 million or 37% compared to the same quarter of the previous year.  Several factors contributed to the decline in revenues.  Volumes, which fell 23%, reduced revenues by $18.0 million.  The volume decline was a result of reduced customer demand as a result of the global economic slowdown.  Lower resin prices, which fell dramatically in the first quarter of fiscal year 2009, reduced revenues by $13.8 million.  Finally, the translation effect of a stronger U.S. Dollar reduced revenues by $10.2 million.

Net loss was $3.0 million or $.11 per share in the three months ended March 31, 2009 compared with net income of $5.0 million or $.18 per share in the second quarter of fiscal year 2008.  Included in the results for the second quarter of fiscal year 2009 is a non-cash goodwill impairment charge of $3.5 million.  Adjusting out the goodwill impairment charge, net income, as adjusted, was $0.4 million, or $.02 per share.  The decline in net income, as adjusted, of 91% was primarily caused by the decline in volumes, as well as the results for the second quarter of fiscal year 2008 including a net benefit from insurance proceeds of $1.6 million.  During the second quarter of fiscal 2009, the Company also recognized $0.5 million of bad debt expense and $0.2 million of severance costs.

The non-cash goodwill impairment charge relates to the Company’s goodwill in its Australia and New Zealand subsidiaries.  The Company has experienced operating losses in these two subsidiaries in a challenging market.  The Company is in the process of restructuring both locations to improve their operating performance.

“Excluding the non-cash goodwill impairment charge, we were able to generate positive net income in very challenging times,” stated A. John Knapp, Jr., President and CEO.  “We are watching our costs carefully and have reduced our headcount by 12% from the level at September 30, 2008, and we have reduced the shifts in several of our plants to better match our customers’ demands.  Our balance sheet continued to strengthen as we reduced our net debt by $13.8 million during the quarter.  We believe the changes we are making in our operations in Australia and New Zealand and our strong balance sheet will put us in a very good position when the economy recovers as well as to take advantage of opportunities as they come our way.”

Second Quarter 2009 vs. First Quarter 2009

Comparing the sequential quarterly results, revenues declined $9.2 million or 12%.  The revenue decline was primarily a result of lower average selling prices due to lower resin prices which reduced revenues by $13.3 million, partially offset by an improvement in our product sales volumes which increased revenues $5.3 million.  Our fiscal first quarter is typically impacted by seasonality factors due to the holiday period in December.  Our gross margins improved from 12.7% to 16.9% as a result of resin prices stabilizing in the second quarter compared to the dramatic and historic fall in resin prices experienced in the first quarter.  This fact, along with the improved product sales volumes, caused the increase in net income, as adjusted, of $1.5 million.

Balance Sheet and Liquidity

Total debt outstanding as of March 31, 2009 was $35.2 million, a decline of $7.6 million or 18% from December 31, 2008.  Our cash balance at March 31, 2009 was $17.1 million, a sequential increase of $6.1 million, or 56%.  Net debt (equal to outstanding debt less cash) improved $13.8 million or 43% from $31.9 million at December 31, 2008 to $18.1 million at March 31, 2009.  These improvements were accomplished by positive cash flow from operating activities of continuing operations of $13.8 million during the quarter.  Our available global borrowing capacity at March 31, 2009 was $47.3 million.

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal year 2009 second quarter results can be accessed at 10:00 a.m. Central Standard Time on Friday, May 8, 2009 at http://www.videonewswire.com/event.asp?id=58116 where the webcast replay will be accessible for ninety days.  The webcast replay will also be accessible on the Company’s website at www.icopolymers.com for a period of twelve months.  (Minimum requirements to listen to the broadcast are:  The Windows Media Player software, downloadable free from

http://www.microsoft.com/windows/windowsmedia/player/download/download.aspx and at least a 28.8Kbps connection to the Internet.)

Investors are invited to participate in the conference by dialing 847-413-3238, passcode 24366896.  A replay of the conference call will be available by dialing 630-652-3044, passcode 24366896.

Use of Non-GAAP Financial Measures

This earnings release includes the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures.  The non-GAAP financial measures are net income (loss), as adjusted, net income (loss) per common share, as adjusted, operating income (loss), as adjusted, and net debt.  The Company uses these financial measures to monitor and evaluate the ongoing performance of the Company, and believes that the additional non-GAAP measures are useful to investors for financial analysis.  There are limitations associated with the use of these measures.  These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation.  The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

About ICO, Inc.

With 20 locations in 9 countries, ICO produces custom polymer powders for rotational molding and other polymer related businesses, such as the textile, metal coating and masterbatch markets. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry.  Additional information about ICO, Inc. can be found on the Company’s website at www.icopolymers.com.   Contact:  CFO – Bradley T. Leuschner at 713-351-4100.

Certain matters discussed in this press release are “forward-looking statements,” involving certain risks, uncertainties, and assumptions, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  The Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements.  The forward-looking statements include, but are not limited to: restrictions imposed by the Company’s outstanding indebtedness; changes in the cost and availability of resins (polymers) and other raw materials; general economic conditions; demand for the Company's services and products; business cycles and other industry conditions; international risks; operational risks; currency translation risks; the Company’s lack of asset diversification; the Company’s ability to manage inventories, develop technology and proprietary know-how, and attract and retain key personnel; as well as other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2008 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  Any forward-looking statements are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any such forward-looking statements to reflect subsequent events or circumstances.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Six Months Ended
	March 31,		December 31,	March 31,
	2009	2008	2008	2009	2008
Product Sales	$63,417	$102,120	$71,857	$135,274	$203,308
Toll Services	6,713	10,006	7,501	14,214	19,683
Total Revenues	70,130	112,126	79,358	149,488	222,991
Cost of sales and services (exclusive of depreciation shown
separately below)	58,247	92,838	69,248	127,495	184,611
Gross Profit (1)	11,883	19,288	10,110	21,993	38,380
Selling, general and administrative expense	9,010	10,387	9,138	18,148	20,990
Depreciation and amortization	1,719	1,853	1,713	3,432	3,648
Goodwill impairment	3,450	-	-	3,450	-
Impairment, restructuring and other costs (income)	20	(1,598)	(293)	(273)	(1,400)
Operating income (loss)	(2,316)	8,646	(448)	(2,764)	15,142
Other income (expense):
Interest expense, net	(535)	(1,096)	(639)	(1,174)	(2,119)
Other income (expense)	(48)	(68)	(331)	(379)	(201)
Income (loss) from continuing operations before income taxes	(2,899)	7,482	(1,418)	(4,317)	12,822
Provision (benefit) for income taxes	119	2,489	(342)	(223)	4,303
Income (loss) from continuing operations	(3,018)	4,993	(1,076)	(4,094)	8,519
Income (loss) from discontinued operations, net of income taxes	-	-	-	-	(16)
Net income (loss)	$(3,018)	$4,993	$(1,076)	$(4,094)	$8,503
Preferred Stock dividends	-	-	-	-	(1)
Net income (loss) applicable to Common Stock	$(3,018)	$4,993	$(1,076)	$(4,094)	$8,502

Basic income (loss) from continuing
operations per common share	$(0.11)	$0.18	$(0.04)	$(0.15)	$0.31
Basic net income (loss) per common share	$(0.11)	$0.18	$(0.04)	$(0.15)	$0.31

Diluted income (loss) from continuing operations
per common share	$(0.11)	$0.18	$(0.04)	$(0.15)	$0.30
Diluted net income (loss) per common share	$(0.11)	$0.18	$(0.04)	$(0.15)	$0.30

Basic weighted average shares outstanding	27,072,000	27,263,000	27,099,000	27,086,000	27,088,000
Diluted weighted average shares outstanding	27,072,000	27,949,000	27,099,000	27,086,000	27,978,000

Gross Margin (2)	16.9%	17.2%	12.7%	14.7%	17.2%

(1) Calculated as Total Revenues minus Cost of Sales and Services, exclusive of Depreciation Expense.
(2) Calculated as Gross Profit divided by Total Revenues.

ICO, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands, except share data and ratios)

	March 31,	September 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$17,096	$5,589
Trade receivables	50,171	75,756
Inventories	32,817	53,458
Deferred income taxes	1,894	2,056
Prepaid and other current assets	4,903	10,514
Total current assets	106,881	147,373

Property, plant and equipment, net	56,455	61,164
Goodwill	4,549	8,689
Deferred income taxes	3,356	2,709
Other assets	1,279	1,161
Total assets	$172,520	$221,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings under credit facilities	$1,147	$9,607
Current portion of long-term debt	12,884	15,201
Accounts payable	23,863	37,674
Accrued salaries and wages	3,708	5,978
Other current liabilities	8,521	11,912
Total current liabilities	50,123	80,372

Long-term debt, net of current portion	21,181	25,122
Deferred income taxes	4,463	5,039
Other long-term liabilities	2,223	2,728
Total liabilities	77,990	113,261

Commitments and contingencies	-	-
Stockholders' equity:
Undesignated preferred stock	-	-
Common stock	55,247	54,756
Treasury stock	(3,017)	(543)
Additional paid-in capital	72,697	72,241
Accumulated other comprehensive income (loss)	(4,662)	3,022
Accumulated deficit	(25,735)	(21,641)
Total stockholders' equity	94,530	107,835
Total liabilities and stockholders' equity	$172,520	$221,096

OTHER BALANCE SHEET DATA
Working capital	$56,758	$67,001
Current ratio	2.1	1.8
Total debt	$35,212	$49,930
Debt-to-capitalization	27.1%	31.6%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues
Three Months Ended March 31:	2009	% of Total	2008	% of Total	Change	%
ICO Europe	$32,624	46%	$54,181	48%	$(21,557)	(40%	)
Bayshore Industrial	15,843	23%	20,742	18%	$(4,899)	(24%	)
ICO Asia Pacific	11,182	16%	19,627	18%	(8,445)	(43%	)
ICO Polymers North America	7,757	11%	12,559	11%	(4,802)	(38%	)
ICO Brazil	2,724	4%	5,017	5%	(2,293)	(46%	)
Consolidated	$70,130	100%	$112,126	100%	$(41,996)	(37%	)

Six Months Ended March 31:	2009	% of Total	2008	% of Total	Change	%
ICO Europe	$67,386	45%	$100,494	45%	$(33,108)	(33%	)
Bayshore Industrial	34,173	23%	52,519	24%	(18,346)	(35%	)
ICO Asia Pacific	25,663	17%	37,572	17%	(11,909)	(32%	)
ICO Polymers North America	16,646	11%	22,890	10%	(6,244)	(27%	)
ICO Brazil	5,620	4%	9,516	4%	(3,896)	(41%	)
Consolidated	$149,488	100%	$222,991	100%	$(73,503)	(33%	)

Operating income (loss)
Three Months Ended March 31:	2009	2008	Change
ICO Europe	$1,915	$3,520	$(1,605)
Bayshore Industrial	1,600	2,782	(1,182)
ICO Asia Pacific	(5,004)	761	(5,765)
ICO Polymers North America	661	2,937	(2,276)
ICO Brazil	28	192	(164)
Total Operations	(800)	10,192	(10,992)
Unallocated General Corporate Expense	(1,516)	(1,546)	30
Consolidated	$(2,316)	$8,646	$(10,962)

Six Months Ended March 31:	2009	2008	Change
ICO Europe	$1,766	$6,518	$(4,752)
Bayshore Industrial	3,318	6,710	(3,392)
ICO Asia Pacific	(6,291)	1,623	(7,914)
ICO Polymers North America	1,243	3,383	(2,140)
ICO Brazil	(30)	329	(359)
Total Operations	6	18,563	(18,557)
Unallocated General Corporate Expense	(2,770)	(3,421)	651
Consolidated	$(2,764)	$15,142	$(17,906)

Operating income (loss) as a	Three Months Ended			Six Months Ended
percentage of revenues	March 31,			March 31,
	2009	2008	Change	2009	2008	Change
ICO Europe	6%	6%	0%	3%	6%	(3%)
Bayshore Industrial	10%	13%	(3%)	10%	13%	(3%)
ICO Asia Pacific	(45%)	4%	(49%)	(25%)	4%	(29%)
ICO Polymers North America	9%	23%	(14%)	7%	15%	(8%)
ICO Brazil	1%	4%	(3%)	(1%)	3%	(4%)
Consolidated	(3%)	8%	(11%)	(2%)	7%	(9%)

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	March 31,		December 31,
	2009	% of Total	2008	% of Total	Change	%
ICO Europe	$32,624	46%	$34,762	44%	$(2,138)	(6%	)
Bayshore Industrial	15,843	23%	18,330	23%	(2,487)	(145)
ICO Asia Pacific	11,182	16%	14,481	18%	(3,299)	(23%	)
ICO Polymers North America	7,757	11%	8,889	11%	(1,132)	(13%	)
ICO Brazil	2,724	4%	2,896	4%	(172)	(6%	)
Consolidated	$70,130	100%	$79,358	100%	$(9,228)	(12%	)

Operating income (loss)
	Three Months Ended
	March 31,	December 31,
	2009	2008	Change
ICO Europe	$1,915	$(149)	$2,064
Bayshore Industrial	1,600	1,718	(118)
ICO Asia Pacific	(5,004)	(1,287)	(3,717)
ICO Polymers North America	661	582	79
ICO Brazil	28	(58)	86
Total Operations	(800)	806	(1,606)
Unallocated General Corporate Expense	(1,516)	(1,254)	(262)
Consolidated	$(2,316)	$(448)	$(1,868)

Operating income (loss) as a percentage of revenues	Three Months Ended
	March 31,	December 31,
	2009	2008	Change
ICO Europe	6%	0%	6%
Bayshore Industrial	10%	9%	1%
ICO Asia Pacific	(45%)	(9%)	(36%)
ICO Polymers North America	9%	7%	2%
ICO Brazil	1%	(2%)	3%
Consolidated	(3%)	(1%)	(2%)

ICO, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited and in thousands except per share data)

Net Income (Loss) and Income (Loss) Per Share Reconciliation

Three Months Ended:	March 31,		December 31,
	2009	2008	2008
Net income (loss) applicable to common stock	$(3,018)	$4,993	$(1,076)
Goodwill impairment	3,450	-	-
Net income (loss), as adjusted	$432	$4,993	$(1,076)

Basic and diluted income (loss) per common share	$(0.11)	$0.18	$(0.04)
Goodwill impairment	0.13	-	-
Basic and diluted income (loss) per common share, as adjusted	$0.02	$0.18	$(0.04)

Six Months Ended:	March 31,
	2009	2008
Net income (loss) applicable to common stock	$(4,094)	$8,502
Goodwill impairment	3,450	-
Net income (loss), as adjusted	$(644)	$8,502

Basic net income (loss) per common share	$(0.15)	$0.31
Goodwill impairment	0.13	-
Basic net income (loss) per common share, as adjusted	$(0.02)	$0.31

Diluted income (loss) per common share	$(0.15)	$0.30
Goodwill impairment	0.13	-
Diluted net income (loss) per common share,
as adjusted	$(0.02)	$0.30

Operating Income (Loss) Reconciliation

Three months ended:	March 31,		December 31,
	2009	2008	2008
Operating income (loss)	$(2,316)	$8,646	$(448)
Goodwill impairment	3,450	-	-
Operating income (loss), as adjusted	$1,134	$8,646	$(448)

Six Months Ended:	March 31,
	2009	2008
Operating income (loss)	$(2,764)	$15,142
Goodwill impairment	3,450	-
Operating income (loss), as adjusted	$686	$15,142

Net Debt Reconciliation	March 31,	September 30,
	2009	2008
Total debt	$35,212	$49,930
Less cash and cash equivalents	17,096	5,589
Net debt	$18,116	$44,341